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Exhibit 5.1

STIKEMAN ELLIOTT

Stikeman Elliott LLP    Barristers & Solicitors

5300 Commerce Court West, 199 Bay Street, Toronto, Canada M5L 1B9
Tel: (416) 869-5500    Fax: (416) 947-0866    www.stikeman.com

April 14, 2006

MDC Partners Inc.
45 Hazelton Avenue
Toronto, Ontario M5R 2E3

Ladies and Gentlemen:

Re:    Registration Statement on Form S-1

        We have acted as Canadian counsel to MDC Partners Inc. (the "Company") in connection with a registration statement on Form S-1 filed with the Securities and Exchange Commission (the "Commission" and such registration statement, as it may be amended from time to time, is referred to herein as the "Registration Statement") relating to the registration pursuant to the Securities Act of 1933, as amended, of (i) Canadian $45 million aggregate principal amount of 8.00% convertible unsecured subordinate debentures due June 30, 2010 (the "Debentures"), and (ii) the Class A Subordinate Voting Shares of the Company issuable upon the conversion of the Debentures (the "Underlying Shares"). The Debentures were issued under an indenture between the Computershare Trust Company of Canada (the "Trustee") and the Company dated June 28, 2005 (the "Indenture").

        We have reviewed the Registration Statement and have examined such statutes, public and corporate records, opinions, certificates and other documents, and have considered such questions of law, as we have considered relevant and necessary as a basis for the opinions hereinafter set forth.

        In examining all documents, we have assumed that:

  (a)
  all individuals have the requisite legal capacity;

  (b)
  all signatures are genuine;

  (c)
  all documents submitted to us as originals are complete and authentic and all photostatic, certified, telecopied, notarial or other copies conform to the originals;

  (d)
  all facts set forth in the official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials are complete, true and accurate;

  (e)
  all facts set forth in the certificates supplied by the Company, and officers and directors of the Company are complete, true and accurate;

  (f)
  that each of the parties or signatories to any agreements, other than the Company, has the necessary power, capacity and authority to execute, deliver, and perform each such agreement, has taken all necessary actions to authorize the execution, delivery and performance by it of each such agreement and has duly executed and delivered each such agreement and that each such agreement constitutes legal, valid, binding and enforceable obligations of such parties enforceable against them in accordance with its terms; and

  (g)
  performance of the obligations would not be illegal under the law of the place of performance if that is a place other than Ontario.

        We have not reviewed the minute books or corporate records of the Company and its subsidiaries, nor have we conducted any documentary legal due diligence review in respect of the Company and its subsidiaries.

        As to certain questions of fact material to our opinions, we have also examined and relied upon a certificate of officers of the Company dated the date hereof, a copy of which has previously been provided to us by the Company (the "Officers' Certificate").

        Whenever our opinion herein with respect to the existence or absence of facts or circumstances is qualified by the expression "to the best of our knowledge" it is based solely on (i) the actual knowledge of current lawyers of Stikeman Elliott LLP learned during the course of representing the Company in this transaction, and (ii) a review of the Officers' Certificate and the articles and by-laws of the Company, and we have not undertaken any other investigation or made any independent enquiry.

        We are qualified to carry on the practice of law only in the Province of Ontario and we express no opinion as to any laws, or matters governed by any laws, other than the laws of the Province of Ontario and the federal laws of Canada applicable therein. Any reference to the laws of the Province of Ontario includes the laws of Canada applicable therein. Our opinions are expressed with respect to the laws of the Province of Ontario in effect on the on the date of this opinion and we do not accept any responsibility to inform the addressees of any change in law subsequent to this date that does or may affect the opinions we express.

        Based and relying upon and subject to the foregoing and the qualifications hereinafter expressed, we are of the opinion that at the date hereof:

  1.
  The Debentures have been duly authorized and executed by the Company and constitute legal, valid and binding obligations of the Company.

  2.
  The issuance of the Underlying Shares pursuant to the terms of the Indenture and the Debentures have been duly authorized, and upon payment or upon their conversion, maturity or redemption, as the case may be, in accordance with the terms of the Indenture and the Debentures, such Underlying Shares will be validly issued as fully paid and non-assessable.

          The opinions set forth above are subject to the following qualifications:

    (a)
    the enforceability of the Indenture and the Debentures may be limited by bankruptcy, winding-up, insolvency, arrangement, fraudulent preference and conveyance, assignment and preference and other similar laws of general application affecting the enforcement of creditors' rights;

    (b)
    a court may exercise discretion in the granting of equitable remedies such as specific performance and injunction;

    (c)
    the enforceability of the Indenture and the Debentures may be limited by general principles of law and equity relating to the conduct of the parties prior to execution of or in the administration or performance of the Indenture and Debentures, including without limitation, (i) undue influence, unconscionability, duress, misrepresentation and deceit, (ii) estoppel and waiver, (iii) laches, and (iv) reasonableness and good faith in the exercise of discretionary powers;

    (d)
    a court may decline to accept the factual and legal determinations of a party notwithstanding that a contract or instrument provides that the determinations of that party shall be conclusive;

    (e)
    the discretion that a court may reserve to itself to decline to hear an action if it is not the proper forum to hear the action or if concurrent proceedings are brought elsewhere;

    (f)
    the enforceability of provisions of the Indenture and the Debentures exculpating a party from a liability or duty otherwise owed by it may be limited under applicable law;

    (g)
    the recoverability of costs and expenses may be limited to those a court considers to be reasonably incurred and the costs and expenses incidental to all court proceedings are in the discretion of the court and the court has the discretion to determine by whom and to what extent these costs shall be paid;

    (h)
    no opinion is given as to the enforceability of any provision of the Indenture and the Debentures providing for the severance of illegal or unenforceable provisions from the remaining provisions of the Indenture and the Debentures;

    (i)
    no opinion is given as to the enforceability of any provision of the Indenture and Debentures which provides that modifications, amendments or waivers are not binding unless in writing;

    (j)
    rights of indemnification or contribution may be limited under applicable law;

    (k)
    the Currency Act (Canada) precludes a court in Canada from giving judgment in any currency other than Canadian currency

    (l)
    no opinion is expressed as to the enforceability of any provision of the Indenture and Debentures which purports to limit jurisdiction of proceedings exclusively to the courts of the Province of Ontario; and

    (m)
    the enforceability of the Indenture and the Debentures is subject to the limitations contained in the Limitations Act, 2002 (Ontario) and we express no opinion as to whether a court may find that any provision of the Indenture will be unenforceable as an attempt to vary or exclude a limitation period under such Act.

        This opinion is rendered solely in connection with the Registration Statement.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and the prospectus that forms part of the Registration Statement and any supplement or supplements to such prospectus. By the giving of such consent, we do not admit that we are experts with respect to any part of the Registration Statement, or otherwise, within the meaning of the Rules and Regulations of the Commission.

Yours truly,
/s/ STIKEMAN ELLIOTT LLP Stikeman Elliott LLP

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  Exhibit 5.1
STIKEMAN ELLIOTT Stikeman Elliott LLP Barristers & Solicitors 5300 Commerce Court West, 199 Bay Street, Toronto, Canada M5L 1B9 Tel: (416) 869-5500 Fax: (416) 947-0866 www.stikeman.com